UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Coca-Cola European Partners plc

(Exact name of registrant as specified in its charter)

England and Wales	98-1267571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20-22 Bedford Row, London	WC1R 4JS, United Kingdom
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, nominal value €0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-208556 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the ordinary shares, nominal value €0.01 per share (the “Ordinary Shares”), of Coca-Cola European Partners plc (the “Company”), as included under the titles “Certain U.K. Tax Consequences of the Combination,” “Certain U.S. Tax Consequences of the Combination,” “Listing of Orange Shares,” “Description of Orange Shares,” “Comparison of the Rights of Holders of CCE Common Stock and Orange Shares,” and “Future Shareholder Proposals” in the proxy statement/prospectus forming a part of the registration statement on Form F-4, as amended (Registration No. 333-208556), including any prospectus thereto filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), or any amendment pursuant to Rule 462(b) under the Securities Act which information is incorporated herein by reference.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COCA-COLA EUROPEAN PARTNERS PLC

Date: May 31, 2016	By:	/s/ John F. Brock
Name: John F. Brock
Title: Chief Executive Officer